UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5425 Wisconsin Avenue

Suite 500

Chevy Chase, Maryland 20815

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (301) 968-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 1.01.	Entry into a Material Definitive Agreement.

On September 8, 2006, the Board of Directors of The Mills Corporation (“TMC”) approved a performance bonus award payable to D. Gregory Neeb, TMC’s Executive Vice President and Chief Investment Officer, in the amount of $500,000, subject to execution of a letter agreement evidencing such award. One-half of such bonus, $250,000, is payable on the execution of such letter agreement with the balance, $250,000, payable on December 1, 2006, assuming achievement of the performance objectives set forth in such letter agreement, which objectives generally relate to Mr. Neeb’s participation in, assistance with and facilitation of the strategic alternatives process and other transactions, partner relationships and TMC’s relationship with Goldman Sachs Mortgage Company, as lender under its credit facility. Mr. Neeb’s achievement of these objectives will be determined by TMC’s Chief Executive Officer. The letter agreement detailing the terms of the performance bonus award was executed by the parties on September 13, 2006.

Item 8.01.	Other Events.

On August 10, 2006, TMC and The Mills Limited Partnership (“TMLP”) disclosed in a Notification of Late Filing on Form 12b-25 and a Current Report on Form 8-K that they expected to file their 2005 Annual Report on Form 10-K during September 2006. Although the re-audit of the registrants’ prior period financial statements is substantially complete, based on discussions with Ernst & Young, LLP, the registrants’ auditors, TMC and TMLP currently believe that they will not be able to file their 2005 Form 10-K until on or about October 31, 2006. The registrants’ first and second quarter 2006 Form 10-Qs are expected to be filed shortly thereafter. There can be no assurance given, however, as to the actual dates of filing.

In the Form 12b-25 and Form 8-K filed on August 10, 2006, TMC and TMLP also disclosed that the cumulative impact of the accounting errors that had been identified as of such filings were expected to reduce stockholders’ equity of TMC by $295 million to $315 million and partners’ capital of TMLP by $395 million to $415 million as of September 30, 2005. These amounts included the anticipated impact of an adjustment for capitalization of overhead costs to predevelopment and development projects. TMC and TMLP also announced that they planned to change their accounting policy for interest capitalized to predevelopment and development projects which would reduce stockholders’ equity and 2005 income of TMC by approximately $19 million (approximately $24 million to TMLP).

In September 2006, TMC and TMLP determined that a significant portion of the adjustment for capitalization of overhead costs to predevelopment and development projects, which had been included in the previously disclosed anticipated cumulative impact of the accounting errors that had been identified, should be accounted for as a change in accounting principle as of January 1, 2005, rather than as an error. This change in accounting principle will reduce TMC’s 2005 income and equity by approximately $47 million and TMLP’s 2005 income and equity by approximately $65 million, but there will be a corresponding reduction to the previously disclosed anticipated cumulative impact of the accounting errors (reducing the cumulative impact of the accounting errors on TMC’s stockholders’ equity to a range of $248 million to $268 million and on TMLP’s partners’ capital to a range of $330 million to $350 million).

TMC and TMLP also have determined that a write-down of the 2003 carrying value of the Empire tract (the previous Meadowlands development site) will be required. This change will increase the amount of the cumulative impact of the accounting errors to TMC by approximately $15 million and to TMLP by approximately $18 million (with the effect of increasing the cumulative impact of the accounting errors on TMC’s stockholders’ equity to a range of $263 million to $283 million and on TMLP’s partners’ capital to a range of $348 million to $368 million).

Giving effect to the foregoing, when TMC and TMLP file their 2005 Form 10-K, it is currently anticipated that TMC and TMLP will report the cumulative impact of the accounting errors and changes in accounting principles, as follows:

TMC

Cumulative Impact of Accounting Errors	Reduction of stockholders’ equity in the range of $263 million to $283 million as of September 30, 2005

Change in Accounting Principle for Capitalization of Overhead Costs to Predevelopment and Development Projects	Reduction in 2005 income and equity by $47 million

Change in Accounting Principle for Interest Capitalized to Predevelopment and Development Projects	Reduction in 2005 income and equity by $19 million

TMLP

Cumulative Impact of Accounting Errors	Reduction of partners’ capital in the range of $348 million to $368 million as of September 30, 2005

Change in Accounting Principle for Capitalization of Overhead Costs to Predevelopment and Development Projects	Reduction in 2005 income and equity by $65 million

Change in Accounting Principle for Interest Capitalized to Predevelopment and Development Projects	Reduction in 2005 income and equity by $24 million

Although TMC’s and TMLP’s accounting review is substantially complete, TMC and TMLP continue to subject their preliminary conclusions to further analysis, the completion of their restatement and Ernst & Young’s audit.

On March 30, 2006, TMC disclosed under an Item 8.01 Form 8-K that it had been notified by the New York Stock Exchange (“NYSE”) that it had until six months after the filing due date to file its 2005 Form 10-K with the SEC (i.e., until September 30, 2006) before the NYSE would commence suspension and delisting procedures. Under NYSE rules, upon the request of TMC, the NYSE may, in its sole discretion, allow TMC’s securities to trade for up to an additional six months depending on specific circumstances, as outlined in Section 802.01E of the NYSE Listed Company Manual. TMC intends to request from the NYSE a three month extension of the period in which to file its 2005 Form 10-K (through December 31, 2006). If the NYSE determined that the additional three-month trading period was not appropriate, suspension and delisting procedures would commence. If the NYSE determined that the additional trading period of up to three months was appropriate and TMC failed to file its annual report by the end of that period, suspension and delisting procedures would also generally commence (unless TMC requested an additional three month extension).

TMC announced previously that it is in the midst of a strategic alternative process. This process is continuing, with detailed discussions taking place with multiple interested parties. As also announced previously, TMC is considering all options, including a sale of all or a part of TMC. There can be no assurance given as to the timing or completion of a transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/S/ RICHARD J. NADEAU
Name: Title:	Richard J. Nadeau Executive Vice President and Chief Financial Officer

THE MILLS LIMITED PARTNERSHIP

By: The Mills Corporation, its general partner

By:	/S/ RICHARD J. NADEAU
Name: Title:	Richard J. Nadeau Executive Vice President and Chief Financial Officer

Date: September 15, 2006

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